EXHIBIT 10.39
                                                  1996 FORM 10-K


                        BUCYRUS INTERNATIONAL, INC.

                   1996 EMPLOYEES' STOCK INCENTIVE PLAN

                   NON-QUALIFIED STOCK OPTION AGREEMENT


     THIS AGREEMENT, made and entered into as of this 7th day of November, 1996, by and between BUCYRUS INTERNATIONAL, INC., a Delaware corporation (the "Company"), and DANIEL J. SMOKE (the "Optionee").

                                WITNESSETH:

     WHEREAS, the Company has adopted the 1996 Employees' Stock Incentive Plan (the "Plan"), the terms of which, to the extent not stated herein, are specifically incorporated by reference in this Agreement; and

     WHEREAS, one of the purposes of the Plan is to permit the granting of options to purchase shares of the Company's common Stock, $.01 par value (the "Common Stock"), to certain key employees of the Company and its affiliates; and

     WHEREAS, the Optionee is now employed by the Company or an affiliate of the Company in a key capacity, and the Company desires the Optionee to remain in such employ, and to secure or increase his stock ownership in the Company in order to increase his incentive and personal interest in the welfare of the Company.

     NOW, THEREFORE, in consideration of the premises and of the covenants and agreements herein set forth, the parties hereby mutually covenant and agree as follows:

     1. Grant of Option. Subject to the terms and conditions of the Plan and this Agreement, the Company grants to the Optionee an option (the "Option") to purchase from the Company all or any part of the aggregate amount of Thirty Thousand (30,000) shares of Common Stock (the "Optioned Shares"). The Option is intended to constitute a non-qualified stock option and shall not be treated as an incentive stock option within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended.

     2. Option Price. The price to be paid for the Optioned Shares shall be $8.75 per share, which is equal to 100% of the last sale price for the Common Stock on the Nasdaq National Market System on the trading date next preceding the date that the Optionee commenced employment with the Company.

     3. Exercisability and Termination of Option. Except as otherwise provided herein, the Option may be exercised only while the Optionee is an employee of either the Company or an affiliate of the Company and only if the Optionee has been continuously so employed since the date of grant of the Option. Subject to the vesting provisions of this Paragraph 3 and Paragraph 6, the Option may be exercised by the Optionee in whole, or in part from time to time, during the 10-year period beginning on the date hereof, and ending on November 6th, 2006.

          Notwithstanding the above provisions of this Paragraph 3 regarding the exercisability of the Option, Optionee shall not have the right to exercise the Option to any extent until the third (3rd) anniversary of the date of this Agreement, at which time Optionee shall have the fully vested right to exercise all of the Optioned Shares from and after such third anniversary date. Such three-year period is hereinafter referred to as the "Period of Vesting" and each such year during such period is referred to as an "Employment Year." In the event of a Change of Control (as defined in Paragraph 10(b) of the Employment Agreement), the Option shall be automatically fully vested and exercisable, subject to forfeiture to the extent provided in Paragraph 10(c) of the Employment Agreement.

     4. Manner of Exercise and Payment. Subject to the provisions of Paragraphs 3 and 6 hereof, the Option may be exercised only by written notice to the Company, served upon the Secretary of the Company at its office at South Milwaukee, Wisconsin, specifying the number of shares in respect to which the Option is being exercised. Subject to the provisions of this Agreement, the notice of exercise must be accompanied by full payment of the option price of the shares being purchased (a) in cash or by certified check or bank draft; (b) by tendering previously acquired shares of Common Stock (valued at their "fair market value" as determined in the manner provided below); or (c) by any combination of the means of payment set forth in subparagraphs (a) and (b). For purposes of this Paragraph 4, the "fair market value" of a share of Common Stock shall be equal to the last per share sale price of such Common Stock as reflected on the Nasdaq National Market System on the trading day next preceding the date of exercise; provided, however, that if the principal market for the shares of Common Stock is then a national securities exchange, the "fair market value" shall be the closing price per share for the Common Stock on the principal securities exchange on which the Common Stock is traded on the trading date next preceding the date of exercise, or, in either case above, if no trading occurred on the trading date next preceding the exercise date, then the "fair market value" per share of Common Stock shall be determined with reference to the next preceding date on which the Common Stock was traded. For purposes of subparagraphs (b) and (c) above, the term "previously acquired shares of Common Stock" shall only include Common Stock owned by the Optionee prior to the exercise of the Option and shall not include shares of Common Stock which are being acquired pursuant to the exercise of the Option. No shares shall be issued until full payment therefor has been made.

     5. Nontransferability of the Option. The Option shall not be assignable, alienable, saleable or transferable by the Optionee other than by will or the laws of descent and distribution; provided, however, that the Optionee shall be entitled, in the manner provided in Paragraph 9 hereof, to designate a beneficiary to exercise his rights, and to receive any shares of Common Stock issuable, with respect to the Option upon the death of the Optionee. The Option may be exercised during the lifetime of the Optionee only by the Optionee or, if permitted by applicable law, the Optionee's guardian or legal representative.

     6.   Exercisability After Termination of Employment.

     (a) Death or Disability; Retirement. In the event the Optionee dies while he is in the employ of the Company or any affiliate or if his employment is terminated by reason of his Retirement (as hereinafter defined) or by reason of his Disability (as hereinafter defined) the Option, to the extent not theretofore exercised, may be exercised in full as follows: (i) by the legal representative of the Optionee (who for purposes of this Agreement may be the Optionee's beneficiary as designated pursuant to Paragraph 9) at any time within twelve (12) months after the date of the Optionee's death while in the employ of the Company or any affiliate; or (ii) by the Optionee or his legal representative or guardian at any time within twelve months after the termination of the Optionee's employment by reason of Retirement (as hereinafter defined) or by reason of his Disability (as hereinafter defined), but in no event under subparagraphs (i) or (ii) later than ten years after the date of grant of the Option. For purposes of this Agreement, Optionee's employment shall be deemed to have been terminated by reason of his "Retirement" if his employment is terminated voluntarily or involuntarily for any reason other than Cause (as hereinafter defined) on or after attaining age 65 or, voluntarily by Optionee with the consent of the Board of Directors of the Company after not less than five (5) years of service with the Company, which consent will not be unreasonably withheld. For purposes hereof, "Disability" shall mean "Disability" as defined in Paragraph 9(c) of the Employment Agreement between Optionee and the Company dated the date hereof ("Employment Agreement").

     (b) Change of Control. In the event of a Qualifying Termination of Optionee's employment in connection with a Change of Control (as defined in Paragraph 10(b) of the Employment Agreement), the Option shall be automatically fully vested and Optionee shall have the right at any time within the three (3) months after the date of Optionee's Qualifying Termination, but in no event later than ten years after the grant of the Option, to exercise the Option in whole or in part, provided that the accelerated vesting of the Option shall be subject to forfeiture to the extent provided in Paragraph 10(c) of the Employment Agreement.

     (c) Termination for Cause. In the event the Optionee's employment is terminated for Cause (as hereinafter defined), the Option, to the extent not theretofore exercised, shall immediately terminate upon such termination of employment. For purposes of this Agreement, the definition of the term Cause shall mean "Cause" as defined in Section 9(e) of the Employment Agreement.

     (d) Other. In the event that the Optionee is discharged or leaves the employ of the Company and its affiliates for any reason (other than the death or Disability of the Optionee, the Retirement of the Optionee as defined in Paragraph 6(a) hereof, a Qualifying Termination in connection with a Change of Control, or the termination of the Optionee for Cause), the Option, to the extent not theretofore exercised, may be exercised to the extent vested by the Optionee or by his legal representative or guardian at any time within three
(3) months after the date of termination of employment upon the tender to the Company, in cash or its equivalent, of the full purchase price, but in no event later than ten years after the date of grant of the Option.

     7. Tax Withholding. The Company may deduct and withhold from any cash otherwise payable to the Optionee (whether payable as salary, bonus or other compensation) such amount as may be required for the purpose of satisfying the Company's obligation to withhold Federal, state or local taxes. Further, in the event the amount so withheld is insufficient for such purpose, the Company may require that the Optionee pay to the Company upon its demand or otherwise make arrangements satisfactory to the Company for payment of such amount as may be requested by the Company in order to satisfy its obligation to withhold any such taxes.

     8. Capital Adjustments Affecting the Common Stock. The number of Optioned Shares subject hereto and the related per share exercise price shall be subject to adjustment in accordance with Section 4(b) of the Plan.

     9. Designation of Beneficiary. (a) The person whose name appears on the signature page hereof after the caption "Beneficiary" or any successor designated by the Optionee in accordance herewith (the person who is the Optionee s beneficiary at the time of his death is herein referred to as the "Beneficiary") shall be entitled to exercise the Option, to the extent it is exercisable, after the death of the Optionee. The Optionee may from time to time revoke or change his beneficiary without the consent of any prior beneficiary by filing a new designation with the Committee. The last such designation received by the Committee shall be controlling; provided, however, that no designation, or change or revocation thereof, shall be effective unless received by the Committee prior to the Optionee's death, and in no event shall any designation be effective as of a date prior to such receipt.

     (b) If no such Beneficiary designation is in effect at the time of the Optionee's death, or if no designated Beneficiary survives, the Optionee or if such designation conflicts with law, the Optionee's estate acting through his legal representative, shall be entitled to exercise the Option, to the extent it is exercisable after the death of the Optionee. If the Committee is in doubt as to the right of any person to exercise the Option, the Company may refuse to recognize such exercise, without liability for any interest or dividends on the Optioned Shares, until the Committee determines the person entitled to exercise the Option, or the Company may apply to any court of appropriate jurisdiction and such application shall be a complete discharge of the liability of the Company therefor.

     10. Transfer Restriction; Registration. The shares to be acquired upon exercise of the Option may not be sold or offered for sale except pursuant to an effective registration statement under the Securities Act of 1933, as amended, or in a transaction which, in the opinion of counsel for the Company, is exempt from the registration provisions of said Act. The Company will use its best efforts to file a registration statement on Form S-8 at the Company's expense for the Optioned Shares within 120 days after the date on which the shareholders of the Company approve the Plan. In addition to the limitations described above, the Optionee hereby further agrees that, to the extent necessary to comply with Rule 16b-3 under the Securities Exchange Act of 1934, as amended, the Optioned Shares subject to this Agreement may not be sold or otherwise transferred prior to the date six months after the date on which the Plan was approved by the Shareholders of the Company.

     11. Status of Optionee. The Optionee shall not be deemed for any purposes to be a shareholder of the Company with respect to any of the Optioned Shares except to the extent that the Option shall have been exercised with respect thereto, the shares shall have been fully paid, and a stock certificate issued therefor. Neither the Plan nor the Option shall confer upon the Optionee any right to continue in the employ of the Company, nor to interfere in any way with the right of the Company to terminate the employment of the Optionee at any time.

     12. Powers of the Company Not Affected. The existence of the Option shall not affect in any way the right or power of the Company or its shareholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company s capital structure or its business, or any merger or consolidation of the Company, or any issuance of bonds, debentures, preferred or prior preference stock ahead of or affecting the Common Stock or the rights thereof, or dissolution or liquidation of the Company, or any sale or transfer of all or any part of the Company's assets or business or any other corporate act or proceeding, whether of a similar character or otherwise.

     13. Interpretation by Committee. As a condition of the granting of the Option, the Optionee agrees, for himself and his legal representatives or guardians, that this Agreement shall be interpreted by the Committee and that any interpretation by the Committee of the terms of this Agreement and any determination made by the Committee pursuant to this Agreement shall be final, binding and conclusive.

     14. Execution in Counterparts. This Agreement may be executed by the parties hereto in counterparts, each of which shall be deemed to be an original, but all such counterparts shall constitute one and the same instrument, and all signatures need not appear on any one counterpart.

     IN WITNESS WHEREOF, the parties have executed this agreement as of the day and year first above written.

                              BUCYRUS INTERNATIONAL, INC.
                              ("Company")


                              By: /s/W. R. Hildebrand

                              Title: President & CEO



                              /s/Daniel J. Smoke
                              DANIEL J. SMOKE, Optionee


                              Beneficiary: Mary V. Vincent
                              Address of Beneficiary:745 Spyglass Hill
                                 Holland, MI  49424

                              Beneficiary s Tax Identification
                              No.:   ###-##-####